As filed with the Securities and Exchange Commission on February 12, 2018

Registration No. 333-222098

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Sino-Global Shipping America, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Virginia	11-3588546
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514
(Address of principal executive offices) (Zip Code)

(718) 888-1814
(Registrant’s telephone number, including area code)

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lei Cao, Chief Executive Officer

Sino-Global Shipping America, Ltd.

Roslyn, New York 11576-1514

(718) 888-1814

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Elizabeth F. Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 421-4100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
		(Do not check if a smaller	Emerging growth company ☐
reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form S-3 (File No. 333-222098) of Sino-Global Shipping America, Ltd. is being filed solely to amend Item 16 of Part II thereof and to file the form of Senior Debt Indenture as Exhibit 4.2 and the form of Subordinated Debt Indenture as Exhibit 4.3 to the registration statement. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I or Items 14, 15 or 17 of Part II of the registration statement. Accordingly, this Amendment No. 1 does not include a copy of the preliminary prospectus or the balance of Part II to the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

A list of exhibits filed with this registration statement is set forth on the Exhibit Index and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement or Amendment thereto on Form S-3 and has duly caused this Amendment No 1. to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 12, 2018.

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Lei Cao
Name:	Lei Cao
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Amendment No. 1 to the registration statement.

SIGNATURE	TITLE	DATE

/s/ Lei Cao	Chief Executive Officer and Director	February 12, 2018
Lei Cao	(Principal Executive Officer)

*	Acting Chief Financial Officer	February 12, 2018
Tuo Pan	(Principal Accounting and Financial Officer)

/s/ Zhikang Huang	Chief Operating Officer and Director	February 12, 2018
Zhikang Huang

*	Director	February 12, 2018
Ming Zhu

*	Director	February 12, 2018
Tielang Liu

*	Director	February 12, 2018
Jing Wang

*/s/ Lei Cao
Lei Cao, as Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1†	Form of underwriting agreement.
3.1	First Amended and Restated Articles of Incorporation of Sino-Global Shipping America, Ltd (Incorporated by reference to the registrant’s current report on Form 8-K filed on January 27, 2014, File Nos. 001-34024)
3.2	Bylaws of Sino-Global Shipping America, Ltd. (Incorporated by reference to the registrant’s registration statement on Form S-1, Registration Nos. 333-150858 and 333-148611, filed respectively on January 11, 2008 and May 12, 2008, as amended)
4.1	Specimen Share Certificate (Incorporated by reference to the registrant’s registration statement on Form S-1, Registration Nos. 333-150858 and 333-148611, filed respectively on January 11, 2008 and May 12, 2008, as amended)
4.2*	Form of Senior Debt Indenture
4.3*	Form of Subordinated Debt Indenture
4.4†	Form of Senior Note
4.5†	Form of Subordinated Note
4.6†	Form of Ordinary Share Warrant Agreement and Warrant Certificate
4.7†	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.8†	Form of Unit Agreement (including unit certificate)
4.9†	Form of Rights Agreement (including rights certificate)
4.10†	Form of Share Purchase Contract
4.11†	Form of Share Purchase Unit
5.1§	Opinion of Pryor Cashman LLP
5.2§	Opinion of Woods Rogers Edmunds & Williams
8.1†	Opinion of U.S. Tax Counsel
23.1§	Consent of Friedman LLP
23.2§	Consent of Pryor Cashman LLP (contained in Exhibit 5.1)
23.3§	Consent of Woods Rogers Edmunds & Williams (contained in Exhibit 5.2)
24.1§	Power of Attorney (contained on signature page)
25.1 ‡	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of a trustee acceptable to the registrant, as trustee under any new indenture.

*	Filed herewith.
†	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.
‡	To be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
§	Previously filed.

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